Exhibit 99.1

GRUBHUB REPORTS RECORD FOURTH QUARTER RESULTS

Grubhub generates 49% revenue growth in the fourth quarter

CHICAGO, Feb 8, 2018 – Grubhub Inc. (NYSE: GRUB), the nation’s leading takeout marketplace, today announced financial results for the fourth quarter ended Dec. 31, 2017. For the fourth quarter, the Company posted revenues of $205.1 million, which is a 49% year-over-year increase from $137.5 million in the fourth quarter of 2016. Gross Food Sales grew 39% year-over-year to $1.1 billion, up from $818 million in the year ago period.

“Over the past two years we have taken incredible strides in expanding the breadth and depth of our restaurant network, growing the number of local restaurants we work with from 40,000 to over 80,000 today,” said Grubhub CEO, Matt Maloney. “The partnership with Yum! which we announced this morning will accelerate the expansion of our delivery network and amplify our diner acquisition efforts, raising consumer awareness of online ordering and driving more volume for all restaurants across our platform.”

Fourth Quarter and Full Year 2017 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three and twelve months ended Dec. 31, 2017, as compared to the same periods in 2016.

Fourth Quarter Financial Highlights

•	Revenues: $205.1 million, a 49% year-over-year increase from $137.5 million in the fourth quarter of 2016.
•	Net Income: $53.5 million, or $0.60 per diluted share, a 293% year-over-year increase from $13.6 million, or $0.16 per diluted share, in the fourth quarter of 2016.
•	Non-GAAP Adjusted EBITDA: $57.0 million, a 45% year-over-year increase from $39.2 million in the fourth quarter of 2016.
•	Non-GAAP Net Income: $33.3 million, or $0.37 per diluted share, a 68% year-over-year increase from $19.8 million, or $0.23 per diluted share, in the fourth quarter of 2016.

Fourth Quarter Key Business Metrics Highlights

•	Active Diners were 14.5 million, a 77% year-over-year increase from 8.2 million Active Diners in the fourth quarter of 2016.
•	Daily Average Grubs (DAGs) were 392,500, a 34% year-over-year increase from 292,500 DAGs in the fourth quarter of 2016.
•	Gross Food Sales were $1.1 billion, a 39% year-over-year increase from $818 million in the fourth quarter of 2016.

Full Year Financial Highlights

•	Revenues: $683.1 million, a 38% year-over-year increase from $493.3 million in 2016.
•	Net Income: $99.0 million, or $1.12 per diluted share, a 100% year-over-year increase from $49.6 million, or $0.58 per diluted share, in 2016.
•	Non-GAAP Adjusted EBITDA: $184.0 million, a 27% year-over-year increase from $144.6 million in 2016.

•	Non-GAAP Net Income: $106.1 million, or $1.20 per diluted share, a 39% year-over-year increase from $76.6 million, or $0.89 per diluted share, in 2016.

Full Year Key Business Metrics Highlights

•	Active Diners were 14.5 million, a 77% year-over-year increase from 8.2 million Active Diners in 2016.
•	Daily Average Grubs (DAGs) were 334,000, a 22% year-over-year increase from 274,800 DAGs in 2016.
•	Gross Food Sales were $3.8 billion, a 26% year-over-year increase from $3.0 billion in 2016.

“Grubhub delivery has helped drive phenomenal growth for us, reaching an annualized run rate of over $1 billion dollars in GFS from close to zero in 2015,” commented Grubhub President and CFO Adam DeWitt. “Our ability to scale delivery capabilities efficiently, combined with consistent execution on organic diner acquisition and merger integrations, enabled us to generate record EBITDA per order of $1.58 in the fourth quarter.”

First Quarter and Full Year 2018 Guidance

Based on information available as of Feb. 8, 2018, the Company is providing the following financial guidance for the first quarter and full year of 2018:

	First Quarter 2018	Full Year 2018
(in millions)
Expected Revenue range	$224 - $232	$910 - $960
Expected Adjusted EBITDA range	$54 - $60	$225 - $255

Fourth Quarter 2017 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the fourth quarter 2017 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until Feb. 22, 2018.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with over 80,000 restaurant partners in over 1,600 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, Eat24, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub following the acquisition of Eat24 and its commercial agreements with Yelp and Yum! Brands. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.

Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2017 and our most recent Quarterly Report on Form 10-Q for the quarter ended Sep. 30, 2017, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Annual Report on Form 10-K that will be filed for the year ended Dec. 31, 2017, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, interest income and expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense, the impact of the U.S. Tax Cuts and Jobs Act (“U.S. Tax Act”) and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$205,080	$137,457	$683,067	$493,331
Costs and expenses:
Operations and support	81,658	51,727	269,453	171,756
Sales and marketing	45,384	29,636	150,730	110,323
Technology (exclusive of amortization)	14,703	10,689	56,263	42,454
General and administrative	18,396	12,435	65,023	50,482
Depreciation and amortization	18,781	9,911	51,848	35,193
Total costs and expenses	178,922	114,398	593,317	410,208
Income from operations	26,158	23,059	89,750	83,123
Interest (income) expense - net	1,010	(183)	102	(729)
Income before provision for income taxes	25,148	23,242	89,648	83,852
Income tax (benefit) expense	(28,378)	9,605	(9,335)	34,295
Net income attributable to common stockholders	$53,526	$13,637	$98,983	$49,557
Net income per share attributable to common stockholders:
Basic	$0.62	$0.16	$1.15	$0.58
Diluted	$0.60	$0.16	$1.12	$0.58
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	86,702	85,608	86,297	85,069
Diluted	89,366	86,666	88,182	86,135

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Active Diners (000s)	14,462	8,174	14,462	8,174
Daily Average Grubs	392,500	292,500	334,000	274,800
Gross Food Sales (millions)	$1,138.6	$817.7	$3,783.7	$2,998.1

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$234,090	$239,528
Short-term investments	23,605	84,091
Accounts receivable, less allowances for doubtful accounts	95,970	60,550
Prepaid expenses and other current assets	6,818	12,168
Total current assets	360,483	396,337
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	71,384	46,555
OTHER ASSETS:
Other assets	6,487	4,530
Goodwill	589,862	436,455
Acquired intangible assets, net of amortization	515,553	313,630
Total other assets	1,111,902	754,615
TOTAL ASSETS	$1,543,769	$1,197,507
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$119,922	$83,349
Accounts payable	7,607	7,590
Accrued payroll	13,186	7,338
Taxes payable	3,109	865
Short-term debt	3,906	—
Other accruals	26,818	11,348
Total current liabilities	174,548	110,490
LONG-TERM LIABILITIES:
Deferred taxes, non-current	74,292	108,022
Other accruals	7,468	6,876
Long-term debt	169,645	—
Total long-term liabilities	251,405	114,898
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,228)	(2,078)
Additional paid-in capital	849,043	805,731
Retained earnings	269,992	168,457
Total Stockholders’ Equity	$1,117,816	$972,119
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,543,769	$1,197,507

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$98,983	$49,557
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	11,775	8,921
Provision for doubtful accounts	1,424	1,102
Deferred taxes	(31,179)	1,027
Amortization of intangible assets	40,073	26,272
Stock-based compensation	32,748	23,559
Deferred rent	849	1,286
Amortization of deferred loan costs	487	365
Investment premium amortization	(739)	(612)
Other	436	(159)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(27,833)	(17,488)
Prepaid expenses and other assets	4,112	(8,765)
Restaurant food liability	8,576	16,451
Accounts payable	(4,244)	(3,204)
Accrued payroll	5,537	1,819
Other accruals	11,735	(2,453)
Net cash provided by operating activities	152,740	97,678
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(154,758)	(226,694)
Proceeds from maturity of investments	215,983	284,662
Capitalized website and development costs	(21,325)	(12,809)
Purchases of property and equipment	(18,971)	(24,087)
Acquisitions of businesses, net of cash acquired	(333,301)	(65,849)
Acquisition of other intangible assets	(25,147)	(250)
Other cash flows from investing activities	557	(492)
Net cash used in investing activities	(336,962)	(45,519)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under the credit facility	200,000	—
Repayments of borrowings under the credit facility	(25,781)	—
Repurchases of common stock	—	(14,774)
Proceeds from exercise of stock options	16,375	13,468
Excess tax benefits related to stock-based compensation	—	24,906
Taxes paid related to net settlement of stock-based compensation awards	(10,556)	(2,779)
Payments for debt issuance costs	(1,979)	(1,477)
Net cash provided by financing activities	178,059	19,344
Net change in cash and cash equivalents	(6,163)	71,503
Effect of exchange rates on cash	725	(1,268)
Cash and cash equivalents at beginning of year	239,528	169,293
Cash and cash equivalents at end of the period	$234,090	$239,528
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Cash paid for income taxes	$19,148	$8,722

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$53,526	$13,637	$98,983	$49,557
Income taxes	(28,378)	9,605	(9,335)	34,295
Interest (income) expense - net(a)	1,010	—	102	—
Depreciation and amortization	18,781	9,911	51,848	35,193
EBITDA	44,939	33,153	141,598	119,045
Acquisition, restructuring and legal costs	3,199	253	9,642	2,042
Stock-based compensation	8,835	5,804	32,748	23,559
Adjusted EBITDA	$56,973	$39,210	$183,988	$144,646
(a)

Due to interest incurred on borrowings under the Company’s credit facility during the three months ended December 31, 2017, the Company has updated its calculation of Adjusted EBITDA to include net interest expense. The Company did not recast periods prior to 2017 due to the insignificance of net interest (income) expense in those periods. Recast Adjusted EBITDA for the three months ended March 31, 2017, June 30, 2017 and September 30, 2017 includes net interest income of $0.2 million, $0.3 million and $0.4 million, respectively. There were no changes to the Company’s GAAP results as a result of this change in presentation.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$53,526	$13,637	$98,983	$49,557
Stock-based compensation	8,835	5,804	32,748	23,559
Amortization of acquired intangible assets	11,238	4,801	28,066	20,871
Acquisition, restructuring and legal costs	3,199	253	9,642	2,042
Income tax benefit of the U.S. Tax Act	(34,054)	—	(34,054)	—
Income tax adjustments	(9,469)	(4,692)	(29,239)	(19,472)
Non-GAAP net income	$33,275	$19,803	$106,146	$76,557
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	89,366	86,666	88,182	86,135
Non-GAAP net income per diluted share attributable to common stockholders	$0.37	$0.23	$1.20	$0.89

	Guidance
	Three Months Ended March 31, 2018		Year Ended December 31, 2018
	Low	High	Low	High
	(in millions)
Net income	$16.2	$20.5	$65.6	$87.2
Income taxes	6.3	8.0	25.4	33.8
Interest expense ̶ net	1.0	1.0	4.0	4.0
Depreciation and amortization	20.0	20.0	82.0	82.0
EBITDA	43.5	49.5	177.0	207.0
Acquisition and restructuring costs	—	—	—	—
Stock-based compensation	10.5	10.5	48.0	48.0
Adjusted EBITDA	$54.0	$60.0	$225.0	$255.0